RONALD R. CHADWICK, P.C.

Certified Public Accountant

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone (303)306-1967

Fax (303)306-1944

February 12, 2007

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, D.C. 20549

Re: Sun Cal Energy, Inc.

(formerly Host Ventures, Inc.)

On February 12, 2007 my appointment as auditor for Sun Cal Energy, Inc. (formerly Host Ventures, Inc.) ceased. I have read Sun Cal Energy, Inc.'s statements included under Item 4 of its Form 8-K dated February 12, 2007 and agree with such statements, insofar as they apply to me.

Very truly yours,

Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant